Exhibit 99.1

WORLD FUEL SERVICES CORPORATION TO HOST
SECOND QUARTER 2022 EARNINGS CONFERENCE CALL

MIAMI--(BUSINESS WIRE) — July 15, 2022 — World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team on Thursday, July 28, 2022 at 5:00PM Eastern Time to discuss the Company’s second quarter results, as well as certain forward-looking information. The Company plans to release its second quarter results after the market closes on the same date.

To listen to the conference call by phone, participants must pre-register at the Company's website at: https://ir.wfscorp.com/events. All registrants will receive dial-in information and a PIN allowing access to the live conference call.

The conference call will also be available via live webcast. The live webcast may be accessed by visiting the Company’s website at https://ir.wfscorp.com/events. An archive of the webcast will be available on the Company’s website two hours after the completion of the live call and will remain available until August 11, 2022.

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing supply fulfillment, energy procurement advisory services, and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services also offers natural gas and electricity, as well as energy advisory services, including programs for sustainability solutions and renewable energy alternatives. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

For more information, visit www.wfscorp.com.

Contact:

Ira M. Birns
Executive Vice President & Chief Financial Officer
or
Glenn Klevitz, Vice President, Treasurer & Investor Relations
(305) 428-8000
investors@wfscorp.com